Exhibit 10.11

Execution Version

SHARE SURRENDER AGREEMENT

THIS SHARE SURRENDER AGREEMENT (this “Agreement”) is made as of May 19, 2022, by and among Biotech Group Acquisition Corporation, a Delaware corporation (the “Company”), Biotech Group Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), Yiru Shi, an individual (“Shi”), and Manu Ohri, an individual (“Ohri” and together with Sponsor and Shi, the “Stockholders” and each, a “Stockholder”).

WHEREAS, on February 18, 2022, the Sponsor, acquired 2,567,375 shares of Class B common stock, par value 0.0001 per share of the Company (the “Class B Common Stock”), Shi acquired 192,625 shares of Class B Common Stock, and Ohri acquired 115,000 shares of Class B Common Stock.

WHEREAS, the Company is contemplating an initial public offering and the Stockholders have deemed it appropriate to surrender to the Company certain shares (the “Shares”) of Class B Common Stock, as set forth on Schedule A hereto.

NOW, THEREFORE, in consideration for their mutual promises and intending to be legally bound, the parties agree as follows:

1. Surrender of Shares

(a) Surrender and Acceptance by Company. The Stockholders hereby surrender (the “Surrender”) to the Company, and the Company hereby accepts from the Stockholders, the Shares, free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, any interest of any third party or other restrictions or limitations whatsoever of any kind.

(b) Effective Time of Surrender. The Surrender shall become effective immediately upon the execution of this Agreement.

2. Applicable Law. This Agreement shall be governed by the laws of the State of New York without regard to the rules of conflict of laws of such state that would cause the laws of another jurisdiction to apply.

3. Entire Agreement; Amendments. This Agreement and the documents contemplated hereby represent the entire agreement among the parties hereto with respect to the subject matter hereof, and no amendment hereto shall be effective unless in writing and signed by the party sought to be charged thereby.

4. Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Facsimile and other electronically scanned signatures shall be deemed originals for all purposes of this Agreement.

5. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company or Sponsor, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Biotech Group Acquisition Corporation
By:	/s/ Yiru Shi
	Name:	Yiru Shi
	Title:	Sole Director, CEO, and Chairwoman

Biotech Group Acquisition Sponsor LLC
By:	/s/ Shu-Lan Liu
	Name:	Shu-Lan Liu
	Title:	Manager

Yiru Shi
By:	/s/ Yiru Shi
	Name:	Yiru Shi

Manu Ohri

By:	/s/ Manu Ohri
	Name:	Manu Ohri

Signature Page to Share Surrender Agreement

Schedule A

Stockholder	Number of Shares Surrendered	Remaining Shares After Surrender	Shares subject to forfeiture if over- allotment option is not exercise	Purchase Price
Biotech Group Acquisition Sponsor LLC	641,844	1,925,531	(251,156)	$22,325
Yiru Shi	48,156	144,469	(18,844)	$1,675
Manu Ohri	28,750	86,250	(11,250)	$1,000
Total	718,750	2,156,250	(281,250)	$25,000